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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


  As independent public accountants, we hereby consent to the incorporation by reference into the Company's previously filed Form S-3 and S-8 Registration Statements, File Nos. 333-63173 and 333-430, respectively, of our report dated August 24, 1999, except with respect to the matter discussed in Note 8, as to which the date is September 17, 1999, included in this Form 10-K for the year ended June 30, 1999 and to all references to our firm included in these registration statements.


                                        ARTHUR ANDERSEN LLP



Dallas, Texas
September 24, 1999